SUB-ITEM 77Q1(a)

FEDERATED EQUITY FUNDS
Amendment No. 21
to the
RESTATED AND AMENDED DECLARATION OF TRUST dated August 15, 1995

Effective June 30, 2004, this Declaration of
 Trust is amended as follows:

A. 	Strike the first paragraph of
Section 5 of Article III from the
Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of
 Series or Class.  Without
limiting the authority of the Trustees set forth in Article XII, Section
8, inter alia, to establish and designate any
 additional Series or
Class or to modify the rights and preferences
 of any existing Series or
Class, the Series and Classes of the Trust are established and designated as:

Federated Capital Appreciation Fund
Class A Shares
Class B Shares
Class C Shares
Class K Shares
Federated Communications Technology Fund
Class A Shares
Class B Shares
Class C Shares
Federated Kaufmann Fund
Class A Shares
Class B Shares
Class C Shares
Class K Shares
Federated Kaufmann Small Cap Fund
Class A Shares
Class B Shares
Class C Shares
Federated Large Cap Growth Fund
Class A Shares
Class B Shares
Class C Shares
Federated Market Opportunity Fund
Class A Shares
Class B Shares
Class C Shares
Federated Mid Cap Growth Strategies Fund
Class A Shares
Class B Shares
Class C Shares

	The undersigned hereby certify that the
above-stated Amendment is
a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of May, 2004.



	WITNESS the due execution hereof this 14th
day of May, 2004.
/s/ John F. Donahue		/s/ Lawrence D. Ellis,
 M.D.
John F. Donahue		Lawrence D. Ellis, M.D.
/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden
/s/ John T. Conroy, Jr.		/s/ Charles F.
 Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield,
 Jr.
/s/ Nicholas P. Constantakis		/s/ John E.
Murray, Jr.
Nicholas P. Constantakis		John E.

Murray, Jr.
/s/ John F. Cunningham		/s/ Marjorie P.
Smuts
John F. Cunningham		Marjorie P. Smuts
/s/ J. Christopher Donahue		/s/ John S.
Walsh
J. Christopher Donahue				John S.
 Walsh


Current as of:  8/18/94